UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

Willis Group Holdings Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) 44-20-3124-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 30, 2015, Willis Group Holdings Public Limited Company (“Company”) held the 2015 Annual General Meeting of Shareholders (the “2015 AGM”) at the Company’s office in New York, New York. Proxies for the 2015 AGM were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company’s solicitation.

A total of 167,198,733 ordinary shares (representing approximately 93.17% of 179,449,607 ordinary shares outstanding and entitled to vote as of April 10, 2015, the record date for the 2015 AGM) were present in person or by proxy, constituted a quorum for the transaction of business, and were voted at the 2015 AGM.

At the 2015 AGM, shareholders elected Mr. Dominic Casserley, Ms. Anna C. Catalano, Sir Roy Gardner, Sir Jeremy Hanley, Ms. Robyn S. Kravit, Ms. Wendy E. Lane, Mr. Francisco Luzón, Mr. James F. McCann, Mr. Jaymin Patel, Mr. Douglas B. Roberts, Dr. Michael J. Somers and Mr. Jeffrey W. Ubben to serve as directors until the next annual general meeting of shareholders or until his/her successor is elected and qualified.

The table below sets out the number of votes cast for and against each director, as well as abstentions and broker non-votes:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Dominic Casserley	162,785,977	112,784	160,234	4,139,738
Anna C. Catalano	156,468,450	6,431,243	159,302	4,139,738
Sir Roy Gardner	162,592,616	296,907	169,472	4,139,738
Sir Jeremy Hanley	162,593,180	296,401	169,414	4,139,738
Robyn S. Kravit	162,760,532	96,407	202,056	4,139,738
Wendy E. Lane	156,040,544	6,828,860	189,591	4,139,738
Francisco Luzón	162,810,369	48,118	200,508	4,139,738
James F. McCann	146,664,808	16,224,613	169,574	4,139,738
Jaymin Patel	156,670,327	6,219,339	169,329	4,139,738
Douglas B. Roberts	162,192,266	674,554	192,175	4,139,738
Michael J. Somers	162,776,014	112,629	170,352	4,139,738
Jeffrey W. Ubben	162,624,355	265,078	169,562	4,139,738

The shareholders also ratified the reappointment of Deloitte LLP as the Company’s independent auditors until the close of the next annual general meeting of shareholders, and authorized the Board of Directors, acting through the Audit Committee, to fix the independent auditor’s remuneration. Of the shares voted, 166,756,626 voted in favor, 278,688 voted against and 163,419 abstained.

The shareholders approved, on an advisory (non-binding) basis, the executive compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2015 AGM in accordance with the Security and Exchange Commission’s rules, including the “Compensation Discussion and Analysis,” the “Summary Compensation” table and related tables and disclosure. Of the shares voted, 138,736,227 voted in favor, 24,094,165 voted against, 228,603 abstained and there were 4,139,738 broker non-votes.

The shareholders approved the renewal of the directors’ authority to issue shares under Irish law for issuances up to 33% of the Company’s outstanding share capital. Of the shares voted, 165,637,436 voted in favor, 1,138,429 voted against and 422,868 abstained.

The shareholders approved granting the directors the authority to opt out of statutory pre-emption rights under Irish law for rights issues and, separately, for issuances up to 5% of the Company’s outstanding share capital. Of the shares voted, 162,319,211 voted in favor, 494,729 voted against, 245,055 abstained and there were 4,139,738 non-broker votes.

The shareholders approved holding the 2016 Annual General Meeting of Shareholders of Willis Group Holdings Public Limited Company at such location outside of Ireland as may be determined by the Board of Directors. Of the shares voted, 166,799,609 voted in favor, 47,269 voted against and 351,855 abstained.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2015	WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

	By:	/s/ Matthew Furman
Matthew Furman
Group General Counsel